Long Form Press Release, dated November 6, 2000


                                  PRESS RELEASE

                  Not for release, publication or distribution
                     in or into Canada, Australia or Japan


         NOT FOR RELEASE UNTIL 7.30 AM (LONDON TIME) ON 6 NOVEMBER 2000

6 November 2000

                        Recommended cash and share offer

                by Goldman Sachs International ("Goldman Sachs")

                                  on behalf of

                            Amerada Hess Corporation

                                       for

                                    LASMO plc


Summary
o The Boards of Amerada Hess Corporation ("Amerada Hess") and LASMO plc ("LASMO") announce that they have reached agreement on the terms of a recommended cash and share offer for the entire issued share capital of LASMO. The Offer will be made by Goldman Sachs on behalf of Amerada Hess.

o The Offer values each LASMO Share at 180 pence, based on an exchange rate of US$1.4484 : [Pound Sterling Symbol] 1.00 and the NYSE closing price of US$62.8125 per Amerada Hess Share on 3 November 2000, the last NYSE dealing day prior to this announcement. Under the terms of the Offer, LASMO shareholders will receive [Pound Sterling Symbol] 98.29 in cash and 1 new Amerada Hess Share for every 78.7 LASMO Shares held (directly or through
     ADSs).

o The Offer represents a premium of approximately 28 per cent. to the closing mid-market price of a LASMO Share on 3 November 2000, the last London Stock Exchange dealing day prior to this announcement.

o The Offer represents a premium of approximately 33 per cent. to the average closing mid-market price of a LASMO Share over the last 6 months.

o The Offer values LASMO's entire issued share capital (diluted for the likely exercise of outstanding options) at approximately [Pound Sterling Symbol] 2.4 billion.

o The combination of Amerada Hess and LASMO allows Amerada Hess to achieve its strategic objective of significant growth in oil and gas reserves and production internationally, and in future cash flow and profitability. It creates one of the largest global independent exploration and production companies, with a focused portfolio and the necessary scale to compete effectively in the international arena.

o There will be a loan note alternative in respect of the cash element of the Offer (other than for certain overseas shareholders).

o Amerada Hess has received irrevocable undertakings to accept the Offer from Schroder Investment Management Limited and Electrafina S.A., as well as from the Directors of LASMO, in respect of their entire holdings amounting, in aggregate, to 276,604,487 LASMO Shares or approximately 20.58 per cent. of the issued share capital of LASMO.

Commenting on the transaction, John Hess, Chairman of Amerada Hess, said:

"We are very excited about this transaction. The acquisition of LASMO expands our exploration and production business, strengthens our international reserve portfolio and extends our production profile. It enhances our competitive position in a consolidating industry while being accretive to our estimates of our earnings and cash flow per share for 2001. The combination will increase our production from 374,000 boe per day in 2000 to an expected 582,000 boe per day in 2001, making Amerada Hess one of the largest global independent exploration and production companies, with the scale to access a broader range of investment opportunities that meet our financial goals."

Antony Hichens, Chairman of LASMO, said:

"This deal is an attractive opportunity to realise value for our shareholders. Shareholders overwhelmingly welcomed the share buyback announced earlier in the year and indicated their support for LASMO's strategy to accelerate corporate and financial performance. Our talks on asset disposals with other industry players have led us to the conclusion that, in the current business and oil price environment, LASMO faces highly favourable sale conditions for its portfolio. The Board was unanimous in deciding that a predominantly cash offer at these levels, including an opportunity to participate in the combined businesses of LASMO and Amerada Hess, should be recommended to our shareholders."

This summary should be read in conjunction with the attached announcement.

The foregoing statement by John Hess as to financial accretion is not intended to mean that Amerada Hess earnings or earnings per share for any period will necessarily exceed those of any prior period.

ENQUIRIES

The London presentation will be held at The Brewery, Chiswell Street, London EC1 at 3.00 p.m. (London time) on Monday 6 November 2000.

The presentation can be accessed at Amerada Hess website: http://www.hess.com


There will be a dial-in conference facility for the 3.00 p.m. (London time) presentation. Details are as follows:

Toll free from the US                         +1 800 482 5519
Toll free from the UK                         +44 (0)500 101 630

A replay facility will be available from 5.00 pm. (London time). Details are as follows:

Toll free from the US                         +1 800 625 5288  ID 855 648
Toll free from the UK                         +44 (0)20 8288 4459  ID 855 645

For further information contact:

Amerada Hess
Carl Tursi                                    +1 212 536 8593 (Telephone)
                                              +1 212 536 8241 (Fax)

LASMO                                         +44 (0)207 892 9000 (Telephone)

Antony Hichens, Chairman

Joe Darby, Chief Executive

Paul Murray, Finance Director

Goldman Sachs International

Bob Higgins                                   +1 212 902 1000 (Telephone)

Richard Murley                                +44 (0)207 774 1000 (Telephone)

Phil Raper (Corporate Broking)                +44 (0)207 774 1000 (Telephone)

Schroder Salomon Smith Barney                 +44 (0)207 986 4000 (Telephone)

David Wormsley

Ian Hart

Julian Mylchreest

Cazenove (Brokers to LASMO)                   +44 (0)207 588 2828 (Telephone)

Julian Cazalet

Nick Wiles

UBS Warburg (Brokers to LASMO)                +44 (0)207 567 8000 (Telephone)

Roger Ader

Paul Nicholls

The Offer, including the Loan Note Alternative, will not be made, directly or indirectly, in or into Canada, Australia or Japan unless Amerada Hess so determines, at its discretion, having satisfied itself with respect to legal requirements in those jurisdictions. The availability of the Offer to persons who are not resident in the United Kingdom or the United States may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom or the United States should inform themselves about and observe any applicable requirements.

The Loan Note Alternative will not be made into the United States or available to LASMO shareholders in the United States.

Goldman Sachs International, which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting for Amerada Hess and no one else in connection with the Offer and will not be responsible to anyone other than Amerada Hess for providing the protections afforded to customers of Goldman Sachs International nor for giving advice in relation to the Offer.

Schroder Salomon Smith Barney, which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting for LASMO and no one else in connection with the Offer and will not be responsible to anyone other than LASMO for providing the protections afforded to customers of Schroder Salomon Smith Barney nor for giving advice in relation to the Offer. Schroders is a trademark of Schroders Holdings plc and is used under licence.

This announcement contains certain statements that are neither reported financial results nor other historical information. These statements are forward-looking statements within the meaning of the safe-harbour provisions of the US federal securities laws. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond the companies' ability to control or estimate precisely, such as future market conditions, the behaviour of other market participants and the actions of governmental regulators. These and other risk factors are detailed in the two companies' SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The companies do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

This announcement does not constitute an offer of any securities for sale or an offer or an invitation to purchase any securities. Shareholders should carefully review Amerada Hess registration statement and the related offer document/prospectus with respect to the proposed transaction when they are filed with the SEC before making any decision concerning the proposed offer. These documents will contain important information. Investors will be able to obtain these documents and any other relevant documents for free at the SEC's website, Error! Reference source not found.. In addition, LASMO shareholders may obtain copies of the offer document from Amerada Hess without charge. SHAREHOLDERS SHOULD READ THE OFFER DOCUMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Cautionary Note to U.S. Investors - The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as probable reserves, that the SEC's guidelines strictly prohibit registrants from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in Amerada Hess Form 10-K, File No. 1-1204, available from Amerada Hess, 1185 Avenue of the Americas, New York, New York 10036 C/o Corporate Secretary. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

                                  PRESS RELEASE

                  Not for release, publication or distribution
                     in or into Canada, Australia or Japan


         NOT FOR RELEASE UNTIL 7.30AM (LONDON TIME) ON 6 NOVEMBER 2000

6 November 2000

                        Recommended cash and share offer

                         by Goldman Sachs International

                                  on behalf of

                            Amerada Hess Corporation

                                       for

                                    LASMO plc


1.   Introduction
The Boards of Amerada Hess Corporation ("Amerada Hess") and LASMO plc ("LASMO") announce that they have reached agreement on the terms of a recommended cash and share offer for the entire issued and to be issued share capital of LASMO.

Based on Amerada Hess closing stock price of US$62.8125 on 3 November 2000 (the last NYSE dealing day prior to this announcement) and an exchange rate of US$1.4484 : [Pound Sterling Symbol] 1.00, the Offer values each LASMO Share at 180 pence, and LASMO's issued share capital (allowing for LASMO's estimate of likely dilution by the exercise of outstanding options) at approximately [Pound Sterling Symbol] 2.4 billion. The cash element of the consideration represents approximately 125 pence per LASMO Share.

The Offer represents a premium of approximately 28 per cent. to the closing mid-market price of a LASMO Share at the close of business on 3 November 2000, the last London Stock Exchange dealing day prior to this announcement, and a premium of approximately 33 per cent. to the average mid-market closing price of a LASMO share over the last 6 months.

The cash consideration under the Offer will be financed from existing cash resources and a bank facility arranged with Goldman Sachs Credit Partners L.P. for the purposes of the Offer.

There will also be a loan note alternative in respect of the cash element of the Offer (other than for certain overseas shareholders).

The Directors of LASMO, who have been so advised by Schroder Salomon Smith Barney, consider the terms of the Offer to be fair and reasonable. In providing its advice to the directors of LASMO, Schroder Salomon Smith Barney has taken into account the commercial assessments of the Directors of LASMO.

Accordingly, the Directors of LASMO unanimously recommend all LASMO Shareholders to accept the Offer, as they intend to do themselves in respect of their aggregate holdings of 325,279 LASMO Shares.

Appendix III contains the definitions used in this announcement.


2.   The Offer
The Offer, which will be subject to the conditions and further terms set out in Appendix I and to be set out in the formal offer document, will be made on the following basis:

     for every 78.7 LASMO Shares held        [Pound Sterling Symbol] 98.29 in
                                             cash and 1 new Amerada Hess Share

     for every 78.7 LASMO ADSs (each ADS     [Pound Sterling Symbol] 294.87 in
     representing 3 LASMO Shares)            cash and 3 new Amerada Hess Shares

The Offer values each LASMO Share at 180 pence, based on an exchange rate of US$1.4484 : [Pound Sterling Symbol]1 and the NYSE closing price of US$62.8125 per Amerada Hess Share on 3 November 2000, the latest NYSE dealing day prior to this announcement.

The Offer will result in the issue of up to approximately 17.1 million Amerada Hess Shares (representing approximately 16.3 per cent. of the ordinary share capital of Amerada Hess, as enlarged as a result of the Offer).

The new Amerada Hess Shares issued to LASMO shareholders who accept the Offer will be credited as fully paid, will rank pari passu in all respects with existing Amerada Hess Shares and will be entitled to all dividends and other distributions declared, made or paid by reference to a record date after the date on which they are issued. This will not include the dividend of Amerada Hess expected to be declared in December 2000 and paid on or about 3 January 2001. The new Amerada Hess Shares are expected to be authorised for listing, subject to official notice of issuance, on the New York Stock Exchange. It is not expected that application will be made for the new Amerada Hess Shares to be admitted to dealings on any other stock exchange.

The number of Amerada Hess Shares which will be issued on full acceptance of the Offer is expected not to exceed approximately 17.1 million on the basis that, as at 3 November 2000, LASMO had 1,344,328,323 issued ordinary shares (including ADSs, each ADS representing three LASMO Shares) and that it is reasonable, in LASMO's opinion, to expect that a further 3,121,406 new LASMO Shares may be issued during the relevant period as a result of the exercise of options. Amerada Hess reserves the right, if LASMO Shares may be issued in excess of these amounts, with the result that Amerada Hess would be obliged to issue more than 17.18 million new Amerada Hess Shares under the Offer or pursuant to
Section 429 of the Companies Act 1985, to adjust the Offer consideration by reducing rateably the aggregate number of Amerada Hess Shares to be issued under the Offer. In that event, LASMO shareholders will instead be entitled to receive cash at a rate of [Pound Sterling Symbol]43.37 for each Amerada Hess Share by which the Offer consideration is so adjusted. This represents the NYSE closing price of an Amerada Hess Share on 3 November 2000, the last NYSE dealing day prior to this announcement, translated into sterling at the rate of US$1.4484 :
[Pound Sterling Symbol]1.00.


3.   Background to and reasons for the Offer
Amerada Hess strategy is focused on the continued expansion of its exploration and production business, the primary driver of future income growth. Refining and marketing will play a smaller but more profitable role in the Company's portfolio.

The acquisition of LASMO, a pure exploration and production company, will add significantly to Amerada Hess oil and gas reserves and production profile. It will also create a more balanced investment portfolio due to the complementary nature of their assets, cashflows and investment opportunities. Further, given the significant geographical overlap of both companies, Amerada Hess anticipates significant synergies.

Amerada Hess has hedged its foreign exchange exposure to lock in the purchase price of the transaction and has hedged volumes equivalent to approximately one-half of LASMO's anticipated 2001 oil production to support the accretive nature of the transaction to earnings and cash flow and permit significant debt paydown (it being understood that this statement is not intended to mean that Amerada Hess earnings or earnings per share for any period will necessarily exceed those of any previous period).

Amerada Hess management believes this combination will:

o continue the transformation of Amerada Hess to an exploration and production company; exploration and production is expected to represent approximately 76 per cent. of average capital employed at year end 2001 on a pro-forma basis (compared with 59 per cent. at year end 2000 for Amerada Hess on a stand-alone basis);

o achieve Amerada Hess strategic objective to increase its international reserves outside the US and North Sea; international proved and probable reserves will be increased to 41 per cent. on a pro-forma basis from 16 per cent. of total proved and probable reserves at year-end 1999;

o enhance Amerada Hess production growth from 5 per cent. pre-acquisition to 6 per cent. post-acquisition on a compound annual basis through 2004, while significantly extending its reserve life from 14.1 to 15.8 years (including proved and probable reserves);

o add high quality operated reserves at an attractive cost of US$5.49 per proved boe;

o increase reserves per share from 11.3 proved boe per share at year end 1999 to 17.2 proved boe per share on a pro-forma basis;

o    generate   approximately   US$130  million  of  annual  pre-tax   synergies
     (approximately US$90 million of annual synergies after tax);

o preserve balance sheet flexibility through the issuance of equity amounting to 31 per cent. of the value of the Offer to continue Amerada Hess ability to fund its capital expenditures and its share repurchase programme;

o be accretive to Amerada Hess internal 2001 estimate of earnings per share and cash flow per share (by 2.5 per cent. and 17.8 per cent. respectively) based on futures prices (it being understood that this statement is not intended to mean that Amerada Hess earnings or earnings per share for any period will necessarily exceed those of any previous period);

o increase Amerada Hess production from 374,000 boe per day in 2000 to 582,000 boe per day in 2001 on a pro-forma basis, making Amerada Hess one of the largest global independent exploration and production companies with the scale to access a broader range of investment opportunities that meet its financial goals.


4.   The Loan Note Alternative
As an alternative to some or all of the cash consideration which would otherwise be receivable under the Offer, accepting LASMO Shareholders (other than certain overseas shareholders) will be able to elect to receive Loan Notes to be issued by Amerada Hess on the following basis:

     For every [Pound Sterling Symbol]1        [Pound Sterling Symbol]1 nominal
     of cash consideration under the Offer     value of Loan Notes

The Loan Notes, which will be governed by English law, will be unsecured obligations of Amerada Hess and will be issued, credited as fully paid, in integral multiples of [Pound Sterling Symbol]1 nominal value. All fractional entitlements will be disregarded and not paid.

Goldman Sachs has advised that, based on market conditions on 3 November 2000 (the last business day before this announcement), the value of the Loan Notes (had they been in issue on that day) would have been not less than 95 pence per [Pound Sterling Symbol]1 in nominal value.

The Loan Notes will be transferable (subject to certain conditions) in multiples of [Pound Sterling Symbol]500 or such lower numbers as Amerada Hess may approve, but no application will be made for them to be listed or dealt in on any stock exchange.

The Loan Notes have not been, and will not be, registered under the Securities Act or under the laws of any State of the United States and may not be offered, sold or delivered, directly or indirectly, in the United States, or to or for the account or benefit of any US person, except pursuant to an exemption from, or in a transaction not subject to, the requirements of the Securities Act or the relevant securities laws of any State of the United States. The Loan Notes may not be offered, sold or delivered, directly or indirectly, in or into Canada, Australia or Japan.

The Loan Notes will bear interest (from but excluding the date of issue to the relevant holder of Loan Notes) payable (subject to any requirement to deduct tax therefrom) semi-annually in arrears on 30 June and 31 December in each year, or (if in any year the relevant date is not a business day) on the next following business day commencing on 30 June 2001, up to and including 31 December 2005, at a rate of 0.5 per cent. below LIBOR for six month sterling deposits determined on the first business day of each interest period. The first interest payment will be made on 30 June 2001 in respect of the period up to (but excluding) 30 June 2001.

The Loan Notes will be redeemable at par at the option of the holders, in whole or in any part (being [Pound Sterling Symbol]500 in nominal amount or any integral multiple thereof), on 30 June 2001 and on any subsequent interest payment date. If at any time 5 per cent. or less in nominal value of the Loan Notes issued remain outstanding, Amerada Hess shall have the right on any interest payment date falling on or after 30 June 2001 to repay all of the outstanding Loan Notes at par, together with accrued interest. Any Loan Notes outstanding on 31 December 2005 will be redeemed at par (together with any accrued interest) on that date.

No Loan Notes will be issued unless, at the time the Offer becomes or is declared unconditional in all respects, valid elections for the Loan Note Alternative will result in the issue of at least [Pound Sterling Symbol]2 million in aggregate nominal value of Loan Notes or such smaller amount as Amerada Hess may decide. If insufficient elections are received, the LASMO Shareholders who validly accept the Offer and elect to receive Loan Notes will instead receive cash in accordance with the terms of the Offer.

The Loan Note Alternative is conditional on the Offer becoming or being declared unconditional in all respects and will remain open for so long as the Offer remains open for acceptance. Further details of the terms of the Loan Note Alternative will be contained in the formal offer document.


5.   Irrevocable Undertakings
Amerada Hess has received irrevocable undertakings to accept the Offer from the Directors of LASMO in respect of their entire holdings, amounting, in aggregate, to 325,279 LASMO Shares representing 0.02 per cent. of the issued share capital of LASMO. Such undertakings will cease to be binding only if the Offer lapses or is withdrawn.

Amerada Hess has also received irrevocable undertakings from Schroder Investment Management Limited and Electrafina S.A. to accept the Offer in respect of an aggregate of approximately 276,279,208 LASMO Shares, representing approximately
20.56 per cent. of LASMO's issued share capital. These undertakings will cease to be binding if a third party makes an offer for the fully diluted ordinary share capital of LASMO the value of which, upon its announcement, is more than 10 per cent. greater than 180p per LASMO Share or, if less, the value of the Offer per LASMO Share at the close of the NYSE dealing day immediately preceding announcement of the new offer.

Accordingly,  Amerada Hess has received irrevocable undertakings in respect of a
total  of   approximately   276,604,487   million   LASMO  Shares   representing
approximately 20.58 per cent. of the existing LASMO ordinary share capital.


6.   Information relating to Amerada Hess
Amerada Hess, headquartered in New York, is a global integrated energy company engaged in the exploration for and the production, purchase, transportation and sale of crude oil and natural gas, the refining of crude oil and the sale of refined petroleum products. Exploration and production activities take place primarily in the United States, the United Kingdom, Norway, Denmark, Brazil, Algeria, Gabon, Indonesia, Azerbaijan and Thailand.

Amerada Hess produces over 374,000 barrels of oil equivalent per day, two-thirds oil and one-third natural gas. Amerada Hess total proved oil and gas reserves as at 31 December 1999 were over 1 billion boe, (1.7 billion boe proved and probable). Approximately 84 per cent. of its proved and probable reserves were located in the United States and the North Sea.

Amerada Hess vision is to deliver superior returns while providing long-term profitable growth. The acquisition of LASMO furthers Amerada Hess strategy to expand its exploration and production operations outside of its core areas of the United States and the North Sea and increase reserves outside its core areas to at least one-third of total reserves. Brazil, Venezuela, Africa, Central Asia and Southeast Asia are all target areas.

Amerada Hess future strategy will involve a balance among exploration, reserve developments and reserve acquisitions. Amerada Hess is well positioned to provide long-term, profitable growth and withstand volatile energy price environments as a result of its strong cash flow, reduced cost structure, strong production growth and strong balance sheet. At September 30, 2000 Amerada Hess total debt to capitalisation ratio was 36 per cent. and earnings were $683 million ($7.57 per share) for the first nine months of the year, higher than any full year in Amerada Hess history.

Refining and marketing has become a smaller, more profitable portion of Amerada Hess portfolio.

Refined petroleum products are manufactured at the HOVENSA refinery in St. Croix, United States Virgin Islands, which is owned jointly by Petroleos de Venezuela S.A. and Amerada Hess. The refinery is one of the largest in the world with a capacity of 500,000 barrels per day and a fluid catalytic cracking unit that operates at 140,000 barrels per day.

Amerada Hess markets refined petroleum products on the East Coast of the United States. These refined petroleum products are marketed through 27 terminals and approximately 940 HESS brand retail outlets. Amerada Hess markets fuel oil, natural gas and electricity to industrial and commercial customers on the East Coast of the United States. Amerada Hess also markets natural gas under the Amerada Hess Gas name to approximately 350,000 customers in the UK.

Retail marketing is the area of emphasis in Amerada Hess downstream business. Amerada Hess vision is to be the leading independent retail marketer on the East Coast of the United States. Amerada Hess expects to have nearly 1,100 retail outlets by the end of the first quarter of 2001. Amerada Hess is focused on expanding HESS EXPRESS convenience stores at its retail outlets which include fast food outlets.

For the nine months ended 30 September, 2000, Amerada Hess reported total revenues of $8.5 billion (1999: $5.2 billion) and net income of $683 million (1999: $307 million). Net assets as at 30 September, 2000 were $3.5 billion (31 December 1999: $3.0 billion). For the full year ended December 31, 1999, Amerada Hess had total revenues of $7.5 billion (1998: $6.6 billion) and net income of $438 million (1998: $(459) million).


7.   Information relating to LASMO
LASMO, headquartered in London, is a substantial oil and gas exploration and production company whose activities and producing assets are presently concentrated primarily in North West Europe and Indonesia, and these, together with Venezuela, North Africa and Pakistan are the current material contributors to reserves. At the end of 1999, LASMO was active in 14 countries around the world, in nine of which it acted as operator. Production during 1999 was mainly derived from six of these countries: the United Kingdom, The Netherlands, Indonesia, Venezuela, Algeria and Pakistan.

As at December 31, 1999, LASMO's net proved oil and gas reserves were estimated at 830 million boe. Approximately 62 per cent. relate to oil and 38 per cent. relate to gas, with 24 per cent. of LASMO's net proved reserves located in North West Europe, 27 per cent. in Indonesia, 29 per cent. in Venezuela, 14 per cent. in North Africa and 6 per cent. in Pakistan. For the year ended December 31, 1999, LASMO's average daily production was 178,000 boe with approximately 56 per cent. derived from North West Europe and approximately 27 per cent. derived from Indonesia. In the same period, production of crude oil and natural gas each accounted for approximately 62 per cent. and 38 per cent. respectively of LASMO's daily average production.

For the six months ended 30 June 2000, LASMO reported sales of [Pound Sterling Symbol]463 million (1999: [Pound Sterling Symbol]216 million) and profit before exceptional items and taxation of [Pound Sterling Symbol]187 million (1999:
[Pound Sterling Symbol]35 million). Net assets as at 30 June, 2000 were [Pound Sterling Symbol]1,467 million. For the full year ended 31 December 1999, LASMO had sales of [Pound Sterling Symbol]594 million (1998: [Pound Sterling Symbol]484 million) and profit before exceptional items and taxation of [Pound Sterling Symbol]211 million (1998: [Pound Sterling Symbol]1 million).

8.   Management and employees
The accrued employment rights of employees of LASMO, including pension rights, will be fully safeguarded. Amerada Hess attaches great importance to the skills and experience of the management and employees of LASMO and believes that they will benefit from the enhanced opportunities available within Amerada Hess.


9.   LASMO Share Option Schemes
The Offer will extend to any further LASMO Shares issued or unconditionally allotted while the Offer remains open for acceptance (or on or before such earlier date as Amerada Hess may, subject to the City Code and/or with the consent of the Panel, decide) including those issued as a result of the exercise of options granted under the LASMO Share Option Schemes.

It is intended that appropriate proposals will be available to holders of options under the LASMO Share Option Schemes once the Offer becomes or is declared unconditional in all respects.


10.  Disclosure of interests in LASMO
Subject as mentioned below, and except for the interests of the Directors of LASMO referred to in this announcement, neither Amerada Hess nor any director of Amerada Hess or LASMO, nor so far as Amerada Hess is aware any person acting in concert with Amerada Hess, owns or controls any LASMO Shares or holds any option to acquire any LASMO Shares or has entered into any derivative referenced to LASMO Shares which remains outstanding.

In view of the requirements for confidentiality, Amerada Hess has not made enquiries in this respect of certain parties who may be deemed by the Panel to be acting in concert with it for the purposes of the Offer. These details will be obtained as soon as possible.


11.  General
Appendix III contains definitions of the terms used in this announcement.

The timetable for the Offer will be as approved by the Panel but will also be subject to certain requirements of the SEC. Further details will be contained in the offer document setting out full details of the Offer to be published in due course.

Amerada Hess and LASMO have entered into an agreement as an inducement to Amerada Hess to make the Offer. Under this agreement, LASMO has agreed not to solicit a takeover offer from any third party and to pay [Pound Sterling Symbol]24 million to Amerada Hess if, inter alia, the Offer lapses or is withdrawn following an announcement, made during the Offer period, of any proposal involving a change of control of LASMO by a third party or any acquisition or disposal of assets with a value in excess of [Pound Sterling Symbol]100 million which, in either case, is completed at any time in 2001 or if, while the Offer remains open, the Directors of LASMO cease to recommend it or qualify their recommendation or LASMO takes action which will prevent a condition to the Offer from being fulfilled in a material way. LASMO has also agreed with Amerada Hess that during the Offer it will not grant any further subscription rights in respect of new LASMO Shares and will not allot or issue new LASMO Shares, except insofar as required under previously granted options or other rights to acquire LASMO Shares which cannot be satisfied by the payment of cash or the transfer of existing issued shares.

Amerada Hess will explore the possibility of introducing a mix and match alternative which will enable LASMO shareholders to vary the proportions in which they receive Amerada Hess Shares and cash under the Offer if this can be done consistently with the legislation applicable to the Offer and on a basis acceptable to Amerada Hess.

The Offer, including the Loan Note Alternative, will not be made in or into Canada, Australia or Japan unless, at its discretion, Amerada Hess decides otherwise having satisfied itself with respect to the applicable legal requirements in those jurisdictions. The Offer is not being made in the US by means of this announcement.

The availability of the Offer to persons who are not resident in the United Kingdom or the United States may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom or the United States should inform themselves about and observe any applicable requirements.

All LASMO Shares which are acquired by Amerada Hess under the Offer will be acquired fully paid and free from all liens, equities, charges, equitable interests, encumbrances and other interests and together with all rights now or hereafter attaching thereto, including the right to receive and retain all dividends and other distributions declared, made or payable after the date of this announcement.

In so far as a dividend or other distribution was proposed, declared, made or payable in respect of a LASMO Share as at 3 November 2000 but had not by then been paid, or is subsequently proposed, declared, made or payable, the cash payable under the Offer in respect of that LASMO Share will be reduced by the amount of the dividend and/or distribution except in so far as the LASMO Share is or will be transferred under the Offer on a basis which entitles Amerada Hess to receive the dividend or distribution directly from LASMO and to retain it. The amount of any dividend or distribution which Amerada Hess is entitled to recover from a LASMO Shareholder in respect of a LASMO Share will be reduced by the amount of any such reduction of the consideration payable in respect of that LASMO Share pursuant to the Offer. To the extent that such reduction of the consideration is permitted but is not made, the person to whom the unreduced Offer price is paid will be obliged to account to Amerada Hess for the amount of the dividend or distribution.

Fractions of new Amerada Hess Shares will not be allocated or issued to accepting LASMO Shareholders. Fractional entitlements to the new Amerada Hess Shares will be aggregated and sold in the market and the net proceeds of sale distributed pro rata to the holders of LASMO Shares entitled to them. Such payment will be made in sterling, the proceeds having been converted from US dollars at a prevailing exchange rate selected by Amerada Hess at the relevant time. However, individual entitlements to amounts of less than [Pound Sterling Symbol]5.00 will not be paid to holders of LASMO Shares but will be retained for the benefit of the enlarged Amerada Hess group.

This announcement contains certain statements that are neither reported financial results nor other historical information. These statements are forward-looking statements within the meaning of the safe-harbour provisions of the US federal securities laws. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond the companies' ability to control or estimate precisely, such as future market conditions, the behaviour of other market participants and the actions of governmental regulators. These and other risk factors are detailed in the two companies' SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The companies do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement.

This announcement does not constitute an offer of any securities for sale or an offer or an invitation to purchase any securities. Investors should carefully review Amerada Hess registration statement and the related offer document/prospectus with respect to the proposed transaction when they are filed with the SEC before making any decision concerning the proposed offer. These documents will contain important information. Investors will be able to obtain these documents and any other relevant documents for free at the SEC's website, www.sec.gov. In addition, LASMO shareholders may obtain copies of the offer document from Amerada Hess without charge. INVESTORS SHOULD READ THE OFFER DOCUMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

ENQUIRIES

The London presentation will be held at The Brewery, Chiswell Street, London EC1 at 3.00 p.m. (London time) on Monday 6 November 2000.

The presentation can be accessed at Amerada Hess website: http://www.hess.com.

There will be a dial-in conference facility for the 3.00 p.m. (London time) presentation. Details are as follows:

Toll free from the US                         +1 800 482 5519
Toll free from the UK                         +44 (0)500 101 630

A replay facility will be available from 5.00 pm. (London time). Details are as follows:

Toll free from the US                         +1 800 625 5288  ID 855 648
Toll free from the UK                         +44 (0)20 8288 4459  ID 855 645

For further information contact:

Amerada Hess

Carl Tursi                                    +1 212 536 8593 (Telephone)
                                              +1 212 536 8241 (Fax)

LASMO                                         +44 (0)207 892 9000 (Telephone)

Antony Hichens, Chairman

Joe Darby, Chief Executive

Paul Murray, Finance Director

Goldman Sachs International

Bob Higgins                                   +1 212 902 1000 (Telephone)

Richard Murley                                +44 (0)207 774 1000 (Telephone)

Phil Raper (Corporate Broking)                +44 (0)207 774 1000 (Telephone)

Schroder Salomon Smith Barney                 +44 (0)207 986 4000 (Telephone)

David Wormsley

Ian Hart

Julian Mylchreest

Cazenove (Brokers to LASMO)                   +44 (0)207 588 2828 (Telephone)

Julian Cazalet

Nick Wiles

UBS Warburg (Brokers to LASMO)                +44 (0)207 567 8000 (Telephone)

Roger Ader

Paul Nicholls


Goldman Sachs International, which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting for Amerada Hess and no one else in connection with the Offer and will not be responsible to anyone other than Amerada Hess for providing the protections afforded to customers of Goldman Sachs International nor for giving advice in relation to the Offer.

Schroder Salomon Smith Barney, which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting for LASMO and no one else in connection with the Offer and will not be responsible to anyone other than LASMO for providing the protections afforded to customers of Schroder Salomon Smith Barney nor for giving advice in relation to the Offer.

Any person who, alone or acting together with any other person(s) pursuant to an agreement or understanding (whether formal or informal) to acquire or control securities of Amerada Hess or of LASMO, owns or controls, or becomes the owner or controller, directly or indirectly of one per cent. or more of any class of securities of Amerada Hess or LASMO is generally required under the provisions of Rule 8 of the City Code to notify the London Stock Exchange and the Panel of every dealing in such securities during the offer period.

Dealings by Amerada Hess or by LASMO or by their respective "associates" (within the definition set out in the City Code) in any class of securities of Amerada Hess or LASMO during the offer period must also be disclosed. Please consult your financial adviser immediately if you believe this rule may be applicable to you.

                                   Appendix I

                             Conditions to the Offer

1.   Conditions of the Offer

The Offer, which will be made by Goldman Sachs on behalf of Amerada Hess, will be subject to the following conditions:

(a) valid acceptances being received (and not, where permitted, withdrawn) by not later than 3.00 p.m. (London time) on the first closing date of the Offer (or such later time(s) and/or date(s) as Amerada Hess may, subject to the rules of the City Code, decide) in respect of not less than 90 per cent. (or such lesser percentage as Amerada Hess may decide) in nominal value of the LASMO Shares to which the Offer relates, provided that this condition will not be satisfied unless Amerada Hess (together with any of its wholly-owned subsidiaries and, to the extent that Amerada Hess so elects with the consent of the Panel, Methodplan) shall have acquired or agreed to acquire, whether pursuant to the Offer or otherwise, LASMO Shares carrying, in aggregate, more than 50 per cent. of the voting rights then exercisable at general meetings of LASMO, (excluding, to the extent that Amerada Hess so elects with the consent of the Panel, voting rights attached to the Methodplan Shares) including for this purpose (to the extent, if any, required by the Panel) any such voting rights attaching to any LASMO Shares which are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding conversion or subscription rights or otherwise and, for this purpose:

     (i) the expression "LASMO Shares to which the Offer relates" shall be construed in accordance with sections 428 to 430F of the Companies Act 1985; and

     (ii) LASMO Shares which have been unconditionally allotted shall be deemed to carry the voting rights which they will carry upon issue;

(b) the new shares of Amerada Hess common stock to be issued under the Offer having been authorised for listing, subject to official notice of issuance, on the New York Stock Exchange and the registration statement to be filed by Amerada Hess with the SEC on Form S-4 having been declared effective;

(c) insofar as the Offer or any matter arising therefrom constitutes a concentration with a Community dimension within the scope of Council Regulation (EEC) 4064/89, as amended (the "Regulation"), the European
     Commission indicating in terms satisfactory to Amerada Hess that it does not intend to initiate proceedings under Article 6(1)(c) of the Regulation either in relation to the proposed acquisition of the whole of the LASMO business or in relation to those parts of the LASMO business over which it retains jurisdiction following its decision to make a referral of any part of the proposed acquisition to a competent authority of any Member State of the European Union under Article 9(1) of the Regulation;

(d) insofar as the Offer or any matter arising therefrom is not a concentration with a Community dimension or is such a concentration but is referred in whole or part to the competent authority of the UK under Article 9(1) of the Regulation, it being indicated in terms satisfactory to Amerada Hess, that it is not the intention of the Secretary of State for Trade and Industry to refer the Offer or any matter arising therefrom to the Competition Commission;

(e) all filings which Amerada Hess considers appropriate having been made and all or any applicable waiting periods (including any extensions thereof) under the United States Hart Scott Rodino Antitrust Improvements Act of 1976 as amended and the regulations thereunder having expired or been terminated (as appropriate) in respect of the Offer and the proposed acquisition of LASMO by Amerada Hess;

(f) the information supplied to Amerada Hess by LASMO prior to the release of the announcement with respect to the number of LASMO shares in issue and those which may fall to be issued pursuant to the exercise of subscription or conversion rights or otherwise being accurate in all respects when supplied and continuing to be accurate in all respects while the Offer remains open for acceptance;

(g) no government or governmental, quasi-governmental, supranational, statutory or regulatory body, court, trade agency, professional association or any other person or body in any jurisdiction having decided to take, instituted, implemented or threatened any action, proceedings, suit, investigation or enquiry, or made, proposed or enacted, any statute, regulation or order or taken any other steps and there continuing not to be outstanding any statute, regulation, order or other such matter which in any such case would or might:

     (i) make the Offer or the acquisition by Amerada Hess of any shares or other securities in, or control of, LASMO void, illegal or unenforceable or otherwise restrain, prohibit, restrict or delay or impose additional conditions or obligations with respect thereto or otherwise challenge or interfere therewith;

     (ii) require or prevent the divestiture by any member of the Wider Amerada Hess Group or by any member of the Wider LASMO Group of all or any material portion of their respective businesses, assets or property or impose any material limitation on the ability of any of them to conduct all or any material portion of their respective businesses or to own all or any material portion of their respective assets or properties to an extent which is material in the context of the Amerada Hess Group or the LASMO Group respectively taken as a whole;

     (iii)impose any limitation on the ability of any member of the Wider Amerada Hess Group to acquire or to hold or to exercise effectively any rights of ownership of shares or any other securities in LASMO or on the ability of any member of the LASMO Group to hold or exercise effectively any rights of ownership of shares in any member of the Wider LASMO Group or to exercise management control over any member of the LASMO Group to an extent which is material in the context of the Wider Amerada Hess Group taken as a whole or the LASMO Group taken as a whole respectively;

     (iv) require any member of the Amerada Hess Group or any member of the LASMO Group to offer to acquire any shares or any other securities in any of LASMO's subsidiaries or in any entity in which any member of the LASMO Group has a substantial interest owned by any third party where such interest would be material in the context of the Amerada Hess Group or the LASMO Group, as the case may be;

     (v) otherwise affect the business, profits or prospects of the LASMO Group (taken as a whole) in a manner which is material and adverse;

     and all applicable waiting and other time periods during which any such government, body, court, agency, association or person could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation or enquiry having expired or been terminated;

(h)  (i)  all  necessary  filings  having  been made,  all  appropriate  waiting periods under any applicable legislation or regulations of any jurisdiction having expired or been terminated and all authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals necessary for or in respect of the Offer and the proposed acquisition of any shares in, or control of, LASMO by Amerada Hess ("Authorisations") having been obtained, in terms and in a form reasonably satisfactory to Amerada Hess, from all appropriate governments, governmental, quasi-governmental, supranational, statutory or regulatory bodies or trade agencies, professional associations or courts, or persons or bodies with whom any member of the LASMO Group has entered into contractual arrangements; and

     (ii) all Authorisations necessary to carry on the business of any member of the Wider LASMO Group (the absence of which Authorisation would have a material adverse effect on the LASMO Group taken as a whole) or to enable any member of the Wider LASMO Group to continue to enjoy without material interruption or modification the benefit of its interests in its material assets, remaining in full force and effect and there being no intimation of an intention to revoke or not to renew any of such Authorisations and all necessary statutory or regulatory obligations in any jurisdiction having been complied with in all material respects;

(i) there being no provision of any arrangement, agreement, licence or other instrument to which any member of the Wider LASMO Group is a party, or by or to which any such member or any of their assets may be bound, entitled or be subject to and which, in consequence of the proposed acquisition of any shares in, or control of, LASMO by Amerada Hess or otherwise, would or might, to an extent which is material in the context of the LASMO Group taken as a whole, result in:

     (i) any monies borrowed by any such member becoming capable of being declared repayable prior to their stated maturity or the ability of any such member to incur any indebtedness being withdrawn or inhibited;

     (ii) the creation of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member or any such security (whenever arising or having arisen) becoming enforceable;

     (iii)any  such   arrangement,   agreement,   licence  or  instrument  being
          terminated or adversely modified or any action being taken or any obligation arising thereunder;

     (iv) any assets of any such member being disposed of other than in the ordinary course of business;

     (v) the interests or business of any such member in or with any firm or body or, in the case of a business, person or any arrangements relating to such interest or business, being terminated or modified or affected;

     and no event having occurred which, under any provision of any such arrangement, agreement, licence or other instrument, could result in any of the events or circumstances which are referred to in paragraphs (i) to (v) of this condition (i) in any case where such result would be material in the context of the LASMO Group taken as a whole;

(j) except as publicly announced through the London Stock Exchange or publicly filed with the SEC by LASMO prior to 5 November 2000 no member of the LASMO Group having since 31 December 1999:

     (i) issued or authorised or proposed the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (save as between LASMO and wholly-owned subsidiaries of LASMO and save for options granted, and for any LASMO Shares allotted upon exercise of options granted prior to 5 November 2000 under the LASMO Share Option Schemes) or redeemed, purchased or reduced any part of its share capital;

     (ii) declared, paid or proposed to declare, pay or make, any bonus, dividend or other distribution other than to other members of the LASMO Group;

     (iii)authorised or proposed or announced its intention to propose any merger or demerger or acquisition or disposal of assets or shares, (other than in the ordinary course of business) or any change in its loan or share capital;

     (iv) issued or proposed the issue of any debentures or incurred any indebtedness or contingent liability which is material (other than in the ordinary course of business);

     (v) disposed of or transferred, mortgaged or encumbered any asset or any right, title or interest in any asset which is material (other than in the ordinary course of business);

     (vi) entered into any contract or commitment (whether in respect of capital expenditure or otherwise) which is of a long term or unusual nature or magnitude or which involves or could involve an obligation of a nature or magnitude which is material (other than in the ordinary course of business),

     (vii)entered into any contract, reconstruction, amalgamation, scheme, transaction or arrangement otherwise than in the ordinary course of business which is material in the context of the LASMO Group taken as a whole;

   (viii) entered into an agreement or commitment or passed any resolution with respect to any of the matters or events referred to in this paragraph;

     (ix) entered into or varied the terms of any service agreement with any of the directors of LASMO; or

     (x) (other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or had any legal proceedings started or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or for the appointment of any analogous person in any jurisdiction;

(k) since 31 December 1999 and except as publicly announced through the London Stock Exchange or filed publicly with the SEC prior to 5 November 2000 by
     LASMO:

     (i) there having been no material adverse change in the business, financial or trading position or profits, or prospects of the LASMO Group taken as a whole;

     (ii) there having been no material litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider LASMO Group is a party (whether as plaintiff or defendant or otherwise) and no such proceedings having been threatened against any member of the Wider LASMO Group, in each case which could have a material adverse effect on the LASMO Group taken as a whole;

    (iii) no  contingent   liability   having  arisen  which  might  be  likely
          materially and adversely to affect the LASMO Group;

(l)  Amerada Hess not having discovered:

     (i) that the financial or business information concerning the LASMO Group, as contained in the information disclosed at any time publicly or directly to Amerada Hess by any member of the LASMO Group contains a material misrepresentation of fact or omits to state a fact necessary to make the information contained therein not materially misleading to an extent which is material in the context of the LASMO Group taken as a whole;

     (ii) that any member of the Wider LASMO Group is subject to any liability (contingent or otherwise) which is not disclosed in LASMO's annual report and accounts or filing on Form 20-F for the financial year ended 31 December 1999 and which is material in the context of the LASMO Group taken as a whole; or

     (iii)any information which affects any information disclosed prior to 5 November 2000 by any member of the Wider LASMO Group to Amerada Hess to an extent which is material and adverse in the context of the LASMO Group taken as a whole; and

(m)  Amerada Hess not having discovered:

     (i) that any information supplied to Amerada Hess by LASMO with respect to the nature of LASMO's interests in its material assets is or has become materially inaccurate or misleading or that any member of the Wider LASMO Group has become or may become subject to a material interruption or modification of its ability to enjoy the benefit of its interests in its material assets;

     (ii) that any past or present member of the Wider LASMO Group has not complied with all applicable laws of any relevant jurisdiction relating to environmental matters which non-compliance would be likely to give rise to any material liability or cost on the part of any member of the Wider LASMO Group which is material in the context of the LASMO Group taken as a whole;

     (iii)that there is, or is likely to be, any material liability (whether actual or contingent), or requirement to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider LASMO Group which is material in the context of the LASMO Group taken as a whole;

     (iv) that circumstances exist whereby a person or class of persons would be likely to have any claim or claims in respect of any product or process of manufacture or materials used therein now or previously manufactured, sold or carried out by any past or present member of the Wider LASMO Group which claim or claims would be likely materially and adversely to affect any member of the Wider LASMO Group and which is material in the context of the LASMO Group taken as a whole.

For the purpose of these conditions:

(a) the "Wider Amerada Hess Group" means Amerada Hess and its subsidiaries, subsidiary undertakings and associated undertakings (including any joint venture, partnership, firm or company in which any member of the Amerada Hess Group is interested) and any other undertaking in which Amerada Hess and such subsidiaries, subsidiary undertakings and associated undertakings (aggregating their interests) have a substantial interest; and

(b) the "Wider LASMO Group" means LASMO and its subsidiaries, subsidiary undertakings and associated undertakings (including any joint venture, partnership, firm or company in which any member of the LASMO Group is interested) and any other undertaking in which LASMO or any such subsidiaries, subsidiary undertakings or associated undertakings (aggregating their interests) have a substantial interest.

The Offer will lapse unless the conditions set out above have been determined by Amerada Hess in its reasonable opinion to have been and to remain satisfied or (if capable of waiver) waived by 3.00pm on the first closing date of the Offer or such later time and/or date as Amerada Hess may determine in accordance with the City Code or with the consent of the Panel and subject to any requirements of the laws of the US.

Amerada Hess reserves the right to waive, in whole or in part, all or any of conditions (c) to (m) inclusive. Amerada Hess shall be under no obligation to waive or treat as satisfied any of conditions (a) to (m) inclusive by a date earlier than the latest date for its satisfaction notwithstanding that any other condition of the Offer may on or before such date have been waived or fulfilled and/or that there are no circumstances indicating that any such conditions may not be capable of fulfilment.

If Amerada Hess is required by the Panel to make an offer for LASMO Shares under the provisions of Rule 9 of the City Code, Amerada Hess may make such alterations to the conditions, including that in condition (a) above, as are necessary to comply with the provisions of that Rule.

Unless the Panel otherwise agrees, the Offer will lapse if (a) the acquisition of LASMO is referred to the Competition Commission or (b) the European Commission, pursuant to Council Regulation (EEC) 4064/89, as amended ("the Regulation"), initiates proceedings in connection with any aspect of the proposed acquisition under Article 6(1)(c) of the Regulation or makes a referral in respect of any aspect of such acquisition to a competent authority of the United Kingdom under Article 9(1) of the Regulation which is followed by a reference of the proposed acquisition to the Competition Commission, in any such case before 3.00p.m. on the first closing date of the Offer or the date when the Offer is declared or becomes unconditional as to acceptances, whichever is the later. In those circumstances, the Offer will cease to be capable of further acceptances and persons who have accepted it will no longer be bound by their acceptances.

The attention of member firms of the New York Stock Exchange is drawn to certain UK dealing disclosure requirements following the announcement of the Offer. The announcement commenced an offer period under the City Code which is published and administered by the Takeover Panel. An offer period is deemed to commence at the time when an announcement is made of a proposed or possible offer, with or without terms.

The above disclosure requirements are set out in Rule 8 of the Code. In particular, Rule 8.3 requires public disclosure of dealings during an offer period by persons who own or control, or who would as a result of any transaction own or control, 1 per cent. or more of any class of relevant securities of the offeror or offeree company. Relevant securities includes all instruments exchangeable into LASMO Shares or into Amerada Hess Shares. This requirement will apply until the first closing date of the Offer or, if this is later, the date when the Offer becomes or is declared unconditional as to acceptances.

Disclosure should be made on the appropriate form before 12 noon London time on the business day following the date of the dealing transaction. These disclosures should be sent to the Company Announcements Office of the London Stock Exchange.

Member firms advise those of their clients who wish to deal in the relevant securities of LASMO, whether in the US or the UK, that they may be affected by these requirements. If there is any doubt as to their application, the Panel should be consulted (telephone number +44-(0)20-7382-9026, fax number +44-(0)20-7256-9386).

                                   Appendix II

                                Sources and Bases

Save as otherwise set out in this announcement, the following constitute the bases and sources of information referred to in this document.

1. The market value of an Amerada Hess Share is based on the NYSE closing price of $62.8125 on 3 November 2000, the last NYSE dealing day prior to the date of this announcement.

2. The value of LASMO's issued share capital (diluted for likely exercise of outstanding options) is based upon 1,344,328,323 issued LASMO Shares and a further 3,121,406 new LASMO Shares which in LASMO's opinion it is reasonable to expect may be issued in the relevant period pursuant to the exercise of options.

3. The premium of the Offer value per LASMO Share over the price of a LASMO Share on 3 November 2000 is calculated using the value of the Offer per LASMO Share and the closing mid-market price of a LASMO Share on that date.

4. The premium of the offer value per LASMO Share over the average mid-market closing price of a LASMO Share over the 6 months preceding this announcement is based on the average of the closing mid-market prices on each London Stock Exchange dealing day over the 6 months immediately preceding (and including) 3 November 2000.

5. All currency conversions between pounds sterling and US dollars have been made at an exchange rate of US$1.4484 : [Pound Sterling Symbol]1.00, which was the noon buying rate in The City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on 3 November 2000 (unless expressly stated otherwise).

                                  Appendix III

                                   Definitions

The following definitions apply throughout this announcement, unless the context requires otherwise.

"ADS"                           an American Depositary Share

"Amerada Hess"                  Amerada Hess Corporation

"Amerada Hess Group"            Amerada Hess and its subsidiary undertakings

"Amerada Hess Share"            a share of common stock of Amerada Hess with a
                                par value of $1.00

"boe"                           barrel of oil equivalent

"City Code"                     the City Code on Takeovers and Mergers

"Goldman Sachs"                 Goldman Sachs International

"LASMO"                         LASMO plc

"LASMO Group"                   LASMO and its subsidiary undertakings

"LASMO Share Option Schemes"    the LASMO Share Option Scheme dated 1984, the
                                Monument 1996 Share Option Scheme, the LASMO
                                International Share Option Plan, the Monument
                                Oil and Gas Share Option Scheme dated 1987, the
                                LASMO Equity Plan, the LASMO Share Appreciation
                                Rights Plan and the LASMO SAYE Plan

"LASMO Shareholders"            holders of LASMO Shares

"LASMO Shares"                  means:

                                o the existing issued or unconditionally allotted ordinary shares of 25p each in the capital of LASMO (including in ADS form); and

                                o any further such shares which are issued or unconditionally allotted while the Offer remains open for acceptances or on or before such earlier date as Amerada Hess may, subject to the City Code and/or with the consent of the Panel, decide

"LIBOR"                         London Interbank Offered Rate

"Loan Notes"                    the  floating  rate   unsecured  loan  notes  of
                                Amerada  Hess to be issued  pursuant to the Loan
                                Note Alternative

"Loan Note  Alternative"        the   arrangements   pursuant   to  which  LASMO
                                Shareholders   (other  than   certain   overseas
                                shareholders) validly accepting the Offer may elect to receive Loan Notes instead of some or all of the cash consideration to which they would otherwise be entitled under the Offer

"Methodplan"                    Methodplan   Limited,   a  subsidiary  of  LASMO

Methodplan  Shares              LASMO Shares  beneficially  owned by Methodplan,
                                being not less than 8,458,007 in number

"NYSE"                          the New York Stock Exchange

"Offer" the recommended offer to be made by Goldman Sachs, on behalf of Amerada Hess, to acquire all of the LASMO Shares, including, where the context so requires, any subsequent revision, variation, extension or renewal of, or election available under, such offer

"Panel" the Panel on Takeovers and Mergers, the body which regulates takeover offers in the UK

"SEC"                           the Securities and Exchange Commission of the US

"UK" or "United Kingdom"        the United Kingdom of Great Britain and Northern
                                Ireland

"United  States of              the United  States of America,  its  territories
America",  "United  States",    and possessions,  any state of the United States
"US" or "USA"                   of America and the District of Columbia, and all
                                other areas subject to its jurisdiction

"US person"                     has the same  meaning  as set  forth in Rule 902
                                promulgated  under the United States  Securities
                                Act of 1933, as amended.

"$"                             US dollars

For the purposes of this announcement, "subsidiary", "subsidiary undertaking", "undertaking" and "associated undertaking" have the meanings given by the Companies Act 1985 (but for this purpose ignoring paragraph 20(1)(b) of Schedule 4A of the Companies Act 1985).